UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 1, 2020

RALPH LAUREN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-13057	13-2622036
(Commission File Number)	(IRS Employer Identification No.)

650 MADISON AVENUE, NEW YORK, NEW YORK	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 318-7000

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Class A Common Stock, $.01 par value	RL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	Entry into a Material Definitive Agreement.

On June 3, 2020, Ralph Lauren Corporation, a Delaware corporation (the “Company”), completed its offering of $500 million aggregate principal amount of unsecured 1.700% Senior Notes due 2022 (the “2022 Notes”) and $750 million aggregate principal amount of unsecured 2.950% Senior Notes due 2030 (the “2030 Notes” and, together with the 2022 Notes, the “Notes”).

In connection with the offering, on June 1, 2020, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., J.P. Morgan Securities LLC and Deutsche Bank Securities Inc., as the representatives of the other several underwriters named therein (collectively, the “Underwriters”). The Underwriting Agreement contains customary representations, covenants and indemnification provisions.

The Notes were offered and sold by the Company pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-226636) and the prospectus included therein, filed with the Securities and Exchange Commission on August 7, 2018, and supplemented by the prospectus supplement dated June 1, 2020.

The Notes were issued pursuant to an indenture dated as of September 26, 2013 (the “Base Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee, as supplemented by (i) the First Supplemental Indenture, dated as of September 26, 2013 (the “First Supplemental Indenture”), (ii) the Second Supplemental Indenture, dated as of August 18, 2015 (the “Second Supplemental Indenture”), (iii) the Third Supplemental Indenture, dated as of August 9, 2018 (the “Third Supplemental Indenture”) and (iv) the Fourth Supplemental Indenture, dated as of June 3, 2020 (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, the “Indenture”).

The 2022 Notes will mature on June 15, 2022 and accrue interest at a rate of 1.700% per year. Interest on the 2022 Notes will be paid semi-annually on June 15 and December 15 of each year, beginning on December 15, 2020. The 2022 Notes are senior unsecured obligations of the Company and will rank equally in right of payment with all of the Company’s existing and future unsecured and unsubordinated obligations.

The 2030 Notes will mature on June 15, 2030 and accrue interest at a rate of 2.950% per year. Interest on the 2030 Notes will be paid semi-annually on June 15 and December 15 of each year, beginning on December 15, 2020. The 2030 Notes are senior unsecured obligations of the Company and will rank equally in right of payment with all of the Company’s existing and future unsecured and unsubordinated obligations.

The Company may redeem the 2022 Notes at its option at any time, either in whole or in part, at a redemption price equal to the greater of the following amounts: (1) 100% of the aggregate principal amount of the 2022 Notes to be redeemed; and (2) the sum of the present values of the Remaining Scheduled Payments (as defined in the Fourth Supplemental Indenture), plus, in each case, accrued and unpaid interest thereon to, but not including, the redemption date. In determining the present values of the Remaining Scheduled Payments, the Company will discount such payments to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate (as defined in the Fourth Supplemental Indenture) plus 0.25% (25 basis points).

The Company may redeem the 2030 Notes at its option at any time, either in whole or in part, at a redemption price equal to the greater of the following amounts: (1) 100% of the aggregate principal amount of the 2030 Notes to be redeemed; and (2) the sum of the present values of the Remaining

Scheduled Payments (as defined in the Indenture), plus, in each case, accrued and unpaid interest thereon to, but not including, the redemption date; provided that if the Company redeems any 2030 Notes on or after March 15, 2030 (three months prior to the stated maturity date of the 2030 Notes), the redemption price for those 2030 Notes will equal 100% of the principal amount of the 2030 Notes to be redeemed, plus accrued and unpaid interest thereon to, but not including, the redemption date. In determining the present values of the Remaining Scheduled Payments, the Company will discount such payments to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate (as defined in the Indenture) plus 0.40% (40 basis points).

The Indenture contains customary covenants, including restrictions limiting the Company’s and its subsidiaries’ ability to create certain liens, enter into sale and leaseback transactions and consolidate or merge with, or sell, lease or convey all or substantially all of the Company’s or its subsidiaries’ property or assets to another person. The Indenture also contains customary events of default, which could, subject to certain conditions, cause the Notes to become immediately due and payable. Additionally, upon a Change of Control Repurchase Event (as defined in the Indenture), the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase.

Certain of the Underwriters or their affiliates have engaged, and may in the future, engage in investment banking, commercial banking and other financial advisory and commercial dealings with the Company and its affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. Additionally, certain of the Underwriters or their affiliates are lenders under the Company’s global credit facility.

The Company expects to use the net proceeds from the issuance of the Notes for general corporate purposes, which may include the repayment of $475 million outstanding under the Company’s global credit facility and the repayment of all $300 million aggregate principal amount outstanding of the Company’s existing 2.625% Senior Notes due August 18, 2020.

This summary does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, Base Indenture and the Fourth Supplemental Indenture, which have been filed as Exhibits hereto, copies of which are attached hereto or incorporated by reference herein as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2, respectively. The text of each such document is incorporated herein by reference. Interested parties should read these documents in their entirety.

ITEM 1.02	Termination of a Material Definitive Agreement.

In connection with the completion of the offering of the Notes, on June 3, 2020, the Company’s Credit Agreement, dated as of May 26, 2020 (the “364 Day Facility”), among the Company, Ralph Lauren Europe Sàrl, RL Finance B.V. and Ralph Lauren Asia Pacific Limited, as the borrowers, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), Bank of America, N.A., as syndication agent, Deutsche Bank Securities Inc., ING Bank N.V., Dublin Branch, Sumitomo Mitsui Banking Corporation and HSBC Bank USA, N.A., as co-documentation agents, and a syndicate of financial institutions and institutional lenders (the “Lenders”), terminated in accordance with its terms because the Notes were issued in an amount in excess of the amount necessary to refinance the 2020 Notes.

In the ordinary course of their business, the Lenders and certain of their affiliates have in the past or may in the future engage in investment banking, commercial banking or other financial advisory and commercial dealings with the Company and its affiliates, for which they have received and may continue to receive customary fees and commissions. Additionally, the Lenders are lenders under the Company’s global credit facility and participated as underwriters in the offering of the Notes.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	DESCRIPTION

1.1

Underwriting Agreement, dated as of June 1, 2020, by and among Ralph Lauren Corporation and BofA Securities, Inc., J.P. Morgan Securities LLC and Deutsche Bank Securities Inc., as representatives of the other several underwriters named therein.

4.1

Indenture, dated as of September 26, 2013, by and between Ralph Lauren Corporation and Wells Fargo Bank, National Association (including the form of Note) (incorporated by reference to the Company’s Current Report on Form 8-K, filed on September 26, 2013 (File No. 001-13057)).

4.2	Fourth Supplemental Indenture, dated as of June 3, 2020, by and between Ralph Lauren Corporation and Wells Fargo Bank, National Association.

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RALPH LAUREN CORPORATION

Date: June 3, 2020	By:	/s/ Jane Hamilton Nielsen
Jane Hamilton Nielsen
Chief Operating Officer and Chief Financial Officer